                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                               (Amendment No.   )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]            Preliminary Proxy Statement
[x]            Definitive Proxy Statement
[ ]            Definitive Additional Materials
[ ]            Soliciting Material Pursuant to Section 240.14a-11(c) or Section
               240.14a-12

                            Larizza Industries, Inc.
            -------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                            Larizza Industries, Inc.
            -------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)      Title of each class of securities to which transaction applies:

               ----------------------------------------------------------------
       2)      Aggregate number of securities to which transaction applies:

               ----------------------------------------------------------------
       3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11*:

               ----------------------------------------------------------------
       4)      Proposed maximum aggregate value of transaction:

               ----------------------------------------------------------------

       *Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

       1)      Amount Previously Paid:

               --------------------------------------------------
       2)      Form, Schedule or Registration Statement No.:

               --------------------------------------------------
       3)      Filing Party:

               --------------------------------------------------
       4)      Date Filed:

               --------------------------------------------------

                                     [LOGO]

                            LARIZZA INDUSTRIES, INC.
                            201 West Big Beaver Road
                                   Suite 1040
                              Troy, Michigan 48084
                                 (810) 689-5800

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Larizza Industries, Inc. (the "Company") to be held at its corporate headquarters located at 201 West Big Beaver Road, Suite 1040, Troy, Michigan 48084, on May 31, 1994 at 10:00 A.M. The official Notice of the Annual Meeting, Proxy Statement and form of proxy are enclosed with this letter.

     The only proposal to be acted upon at the Meeting is the election of a Board of six directors. The Board of Directors unanimously recommends a vote for the Company's nominees.

     We will appreciate the prompt return of your signed proxy; your vote is important.

     On behalf of the Board of Directors and management of the Company, thank you for your cooperation and continued support.

                                            Sincerely,

                                            RONALD T. LARIZZA
                                            President and Chief
                                            Executive Officer

April 15, 1994

                            LARIZZA INDUSTRIES, INC.
                            201 West Big Beaver Road
                                   Suite 1040
                              Troy, Michigan 48084
                                 (810) 689-5800

                              ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 31, 1994

                              ---------------------




To the Shareholders of Larizza Industries, Inc.:

       The Annual Meeting of Shareholders of Larizza Industries, Inc. (the "Company"), an Ohio corporation, will be held at its corporate headquarters located at 201 West Big Beaver Road, Suite 1040, Troy, Michigan 48084, on May 31, 1994 at 10:00 A.M., Eastern Daylight Time, for the following purposes:

       1.      To elect a Board of six directors;

       2. To transact such other business as may properly come before the meeting or any adjournment thereof.

       Shareholders of record at the close of business on April 8, 1994 will be entitled to vote at the Annual Meeting and at any adjournment thereof.

       All shareholders are cordially invited to attend the Annual Meeting. However, the Company urges you to assure your representation at the Annual Meeting by signing and returning the enclosed proxy in the postage prepaid envelope provided as promptly as possible. The giving of this proxy does not affect your right to vote in person if you attend the Annual Meeting.

                                                        BY ORDER OF THE BOARD OF
                                                        DIRECTORS



                                                        RONALD T. LARIZZA
                                                        President and Chief
                                                        Executive Officer

April 15, 1994

                            LARIZZA INDUSTRIES, INC.
                            201 West Big Beaver Road
                                   Suite 1040
                              Troy, Michigan 48084
                                 (810) 689-5800

                                 -------------

                                PROXY STATEMENT

                                 -------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 31, 1994

GENERAL INFORMATION

       This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Larizza Industries, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at the Company's corporate offices, at 201 West Big Beaver Road, Suite 1040, Troy, Michigan 48084, on Tuesday, May 31, 1994 at 10:00 A.M. Eastern Daylight Time or any adjournment thereof (the "Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of proxy are being mailed on or about April 15, 1994 to shareholders of record at the close of business on April 8, 1994. The Company's Annual Report for the year ended December 31, 1993 was previously mailed to shareholders or accompanies this Proxy Statement. The Company will pay the cost of soliciting proxies, including expenses for preparing and mailing proxy solicitation materials. In addition to use of the mails, proxies may be solicited by certain officers, directors and regular employees of the Company, without extra compensation, by telephone, telegraph or personal interview.

VOTING, PROXIES AND REVOCABILITY

       Shareholders of record at the close of business on April 8, 1994 are entitled to one vote on each matter for each share of the Company's common stock, no par value, held. As of the close of business on April 8, 1994 the Company had 22,088,107 shares of its common stock outstanding.

       A majority, or 11,044,054 shares of the Company's common stock, must be represented at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business.

       Proxies in the enclosed form which are returned in time for the Meeting and executed in accordance with the instructions thereon will be voted as specified therein. If no specification is made, the proxies will be voted FOR the election as directors of the nominees listed below. Ronald T. Larizza, the Company's President and Chief Executive Officer, currently has voting control over 50.6% of the Company's outstanding common stock as of

April 8, 1994. Mr. Larizza intends to attend the Meeting and vote these shares FOR the election as directors of the nominees listed below; thus, a quorum and election of the Company's nominees at the Meeting are assured.

       A shareholder giving a proxy has the power to revoke it at any time before it is exercised by filing with the Secretary of the Company at the Company's principal executive offices, 201 West Big Beaver Road, Troy, Michigan 48084, either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy will be revoked automatically if the shareholder who executed it is present at the Meeting and votes in person.

       The Meeting may be adjourned, and additional proxies solicited, if at the time of the Meeting the votes necessary to approve the proposed action have not been obtained. Any adjournment of the Meeting will require the affirmative vote of a majority of the common stock represented at the Meeting, in person or by proxy, even if less than a quorum.

       THE MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY RECOMMEND A VOTE FOR THE ELECTION OF THE COMPANY'S NOMINEES TO THE BOARD OF DIRECTORS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information, as of April 8, 1994, regarding the beneficial ownership of the Company's common stock by each nominee to serve as a director of the Company, each person known to the Company to own beneficially more than 5% of the Company's outstanding common stock, each executive officer of the Company named in the Summary Compensation Table below and all nominees to serve as directors and executive officers as a group:

                                                                                             Percent of
                   Name of                             Number of Shares                     Outstanding
                 Beneficial Owner                      Beneficially Owned                  Common Stock
                 ----------------                      ------------------                  ------------
Ronald T. Larizza (1) . . . . . . . .                     11,182,083 (2)(3)                      50.6%
Internationale Nederlanden
  (U.S.) Capital Corporation (4)  . .                      5,176,900 (4)                         23.4% (4)
Oppenheimer & Co., Inc. (5) . . . . .                         47,243 (5)                           *   (5)
Oppenheimer Horizon Partners, L.P. (6)                     1,429,751 (6)                          6.5% (6)
Oppenheimer Institutional Horizon
  Partners, L.P. (7)  . . . . . . . .                      1,386,468 (7)                          6.3% (7)
Oppenheimer International Horizon
  Fund, Ltd. (8)  . . . . . . . . . .                        139,981 (8)                           *   (8)
The & Trust (9) . . . . . . . . . . .                        102,697 (9)                           *   (9)
Edward L. Sawyer, Jr. (10)  . . . . .                      3,443,677 (3)(11)                     15.6%
Edward W. Wells . . . . . . . . . . .                        100,250 (12)                          *
Terence C. Seikel . . . . . . . . . .                        100,000                               *
Charles Fazio . . . . . . . . . . . .                        100,000                               *
Frank E. Blazey, Jr.  . . . . . . . .                          3,300 (13)                          *
Arthur L. Wiseley . . . . . . . . . .                              0                               *
All Directors and Executive Officers
  as a Group (7 Persons)                                  11,485,633                             52.0%

- ---------------

*        Indicates an amount less than 1%.

(1) Business address is Larizza Industries, Inc., 201 West Big Beaver Road, Suite 1040, Troy, Michigan 48084.

(2) Includes 7,738,406 shares owned by a trust; Mr. Larizza has the power to vote these shares and to dispose of them.

(3) Includes 3,443,677 shares held by a voting trust (the "Voting Trust") under the Voting Trust Agreement, dated as of December 20, 1991, among Mr. Larizza, Mr. Sawyer, The Alexander Sawyer Trust under an Irrevocable Trust Agreement dated July 21, 1987 (the "Alexander Sawyer Trust") and the Company. Mr. Sawyer and the Alexander Sawyer Trust contributed 3,243,677 and 200,000 shares, respectively, to the Voting Trust. Mr. Larizza has the sole right to vote the shares held in the Voting Trust and he must consent to any sale, transfer, pledge or other disposition of such shares. The Voting Trust expires December 31, 1998, and its business address is Larizza Industries, Inc., 201 West Big Beaver Road, Suite 1040, Troy, Michigan 48084.

(4) Includes 5,176,900 shares that Internationale Nederlanden (U.S.) Capital Corporation ("ING Capital") acquired as a result of the conversion (the "Conversion") of $29,375,000 of term loans and the related accrued interest into shares. ING Capital is a wholly-owned subsidiary of Internationale Nederlanden (U.S.) Capital Holdings Corporation ("U.S. Holdings"), which is a wholly-owned subsidiary of Internationale Nederlanden Bank N.V. ("INB"), which is a wholly-owned subsidiary of Internationale Nederlanden Groep N.V. ("Groep"); all of the foregoing may be deemed the beneficial owner of the shares owned by ING Capital. ING Capital's and U.S. Holdings' business address is 135 East 57th Street, New York, New York 10022, INB's business address is De Amsterdamse Poort, 1102 MG, Amsterdam Zuid-Oost, The Netherlands, and Groep's business address is Princes Irenstraat 5 g 1077 Wv Amsterdam, The Netherlands. The foregoing information is based on a Schedule 13D Report, dated January 27, 1994, filed with the Securities and Exchange Commission by ING Capital. ING Capital is selling its shares pursuant to an underwritten public offering registered with the Securities and Exchange Commission on Form S-1 (file no. 33-52641) (the "Registration Statement").

(5) Includes 47,243 shares that Oppenheimer & Co., Inc. ("Oppenheimer") acquired as a result of the Conversion. Oppenheimer, a Delaware corporation, is a wholly-owned subsidiary of Oppenheimer Holdings, Inc. ("Holdings"), which is a wholly-owned subsidiary of Oppenheimer Group, Inc. ("Group"), which is a wholly-owned subsidiary of Oppenheimer & Co., L.P. ("Oppenheimer L.P."), the partnership interests of which are owned by officers and employees of Oppenheimer; all of the foregoing may be deemed the beneficial owner of the shares owned by Oppenheimer.

         Oppenheimer disclaims beneficial ownership of shares held by its affiliates. Oppenheimer's, Holdings', Group's, Oppenheimer L.P.'s and Oppenheimer's officers' and employees' business address is Oppenheimer Tower, One World Financial Center, New York, New York 10281. The foregoing information is based on information provided to the Company by Oppenheimer. Oppenheimer is selling its shares pursuant to an underwritten public offering registered with the Securities and Exchange Commission pursuant to the Registration Statement.

(6) Includes 1,429,751 shares that Oppenheimer Horizon Partners, L.P., a Delaware limited partnership ("Horizon"), acquired as a result of the Conversion. Horizon is an investment partnership whose general partner is an affiliate of Oppenheimer. Horizon's business address is c/o Oppenheimer & Co., Inc., Oppenheimer Tower, One World Financial Center, New York, New York 10281. Horizon disclaims beneficial ownership of shares held by its affiliates. The foregoing is based on information provided to the Company by Oppenheimer. Horizon is selling its shares pursuant to an underwritten public offering registered with the Securities and Exchange Commission pursuant to the Registration Statement.

(7) Includes 1,386,468 shares that Oppenheimer Institutional Horizon Partners, L.P., a Delaware limited partnership ("Institutional"), acquired as a result of the Conversion. Institutional is an investment partnership whose general partner is an affiliate of Oppenheimer. Institutional's business address is c/o Oppenheimer & Co., Inc., Oppenheimer Tower, One World Financial Center, New York, New York 10281. Institutional disclaims beneficial ownership of shares held by its affiliates. The foregoing is based on information provided to the Company by Oppenheimer. Institutional is selling its shares pursuant to an underwritten public offering registered with the Securities and Exchange Commission pursuant to the Registration Statement.

(8) Includes 139,981 shares that Oppenheimer International Horizon Fund, Ltd., a British Virgin Islands corporation ("International"), acquired as a result of the Conversion. International's investment advisor is an affiliate of Oppenheimer. International's business address is c/o CITCO, CITCO Building, Wickhams Cay, P.O. Box 662, Road Town, Tortola, B.V.I. International disclaims beneficial ownership of shares held by its affiliates. The foregoing is based on information provided to the Company by Oppenheimer. International is selling its shares pursuant to an underwritten public offering registered with the Securities and Exchange Commission pursuant to the Registration Statement.

(9) Includes 102,697 shares that The & Trust, a charitable remainder trust (the "Trust"), acquired as a result of the Conversion. The Trust maintains a managed account at Oppenheimer, for which account Oppenheimer is the investment advisor. The Trust's account address is c/o Oppenheimer & Co., Inc., Oppenheimer Tower, One World Financial Center, New York, New York 10281. The Trust disclaims beneficial ownership of shares held by Oppenheimer and its affiliates. The foregoing is based on information provided to the Company by Oppenheimer. The Trust is selling its shares pursuant to an underwritten public offering registered with the Securities and Exchange Commission pursuant to the Registration Statement.

(10)     Business address is 1375 East 9th Street, Suite 2000, Cleveland, Ohio
         44114.

(11) Includes 3,243,677 shares owned by Mr. Sawyer directly and 200,000 shares owned by the Alexander Sawyer Trust. Mr. Sawyer has the power to approve or disapprove of any proposed transaction by the trustee of the Alexander Sawyer Trust. All of these shares have been transferred to the Voting Trust described in note 3.

(12) Includes 100,000 shares owned by Mr. Wells and his spouse as joint tenants for which voting and investment powers are shared, and 250 shares owned by Mr. Wells's wife.

(13) Includes 1,000 shares owned by Mr. Blazey and his spouse as joint tenants for which voting and investment powers are shared, and 2,000 shares owned by Mr. Blazey's wife.

         Each of the Company's directors and officers has agreed not to offer, sell or otherwise dispose of any shares of Common Stock for a period of 90 days after the effective date of the Registration Statement without the prior written consent of the representatives of the Underwriters in connection with the public offering by ING Capital and Oppenheimer and their affiliates of their shares.


                           I.  ELECTION OF DIRECTORS

         The Board of Directors proposes that the six persons named below as nominees be elected as directors of the Company to serve until the next Annual Meeting of Shareholders and until his successor is elected and qualified, or until his death, resignation or removal. Mr. Larizza and Mr. Sawyer have been directors of the Company since November 1982, Mr. Blazey, Mr. Wiseley and Mr. Wells have been directors of the Company since July 1987 and Mr. Fazio has been a director of the Company since December 1990.

         If a quorum is present, the six nominees receiving the greatest number of votes at the Meeting or its adjournment shall be elected. Withheld votes and broker non-votes will not be deemed votes at the Meeting in determining which nominees receive the greatest number of votes at the Meeting, but will be counted for purposes of determining whether a quorum is present. The votes cast pursuant to the accompanying proxy will be voted FOR the election of the nominees listed below unless the giver of the proxy withholds authority to vote for any one or more of such nominees.

         The nominees listed below have consented to serve if elected. If any nominee is unable or declines to serve, which is not expected, it is intended that the proxies will be voted in accordance with the best judgment of the proxy holders for another qualified person.

BIOGRAPHICAL INFORMATION

Nominees for Election as Directors

         RONALD T. LARIZZA, 54, has served as President and Chief Executive Officer of the Company since November 1982.

         The Company has agreed to nominate Ronald T. Larizza for election as a director of the Company at each Annual Meeting of Shareholders during the term of his employment agreement and until five years after termination if Mr. Larizza's employment with the Company is terminated other than as a result of his death or disability. In addition, Mr. Larizza's employment agreement requires him to be elected to the offices with the Company he currently holds. See "Executive Compensation-Employment Contracts and Termination of Employment and Change-in-Control Arrangements-Employment Agreement."

         EDWARD L. SAWYER, JR., 60, has served as Chairman of the Board of the Company since June 1987 and as Secretary of the Company since February 1991. Mr. Sawyer is also a consultant to the Company. Mr. Sawyer has also been an investor and a consultant for the past five years, including President of Edgewater Financial Group, an investment and consulting company, since October 1990.

         EDWARD W. WELLS, 41, has served as Vice President and Chief Operating Officer of the Company since November 1989 and as Assistant Secretary of the Company since June 1990. He joined the Company as Vice President of Finance/Operations in March 1987.

         CHARLES FAZIO, 67, has served as Chairman of the Board and Chief Executive Officer of Fazio & Associates, Inc., a manufacturers' representative for automobile parts companies, since 1980. Mr. Fazio served as President of the Automotive Products Group, and beginning in 1975 as Corporate Vice President of Operations, of Rockwell International, Inc., an aerospace, aircraft, automotive and electronics manufacturing corporation, from 1971 until 1980.

         FRANK E. BLAZEY, JR. (Brig. Gen., Rtd.), 69, served in the United States Army from 1946 to 1975, attaining the rank of Brigadier General in 1970. From December 1988 to the present, Mr. Blazey has served as a training, personnel and special projects consultant to Conveyor Systems, Inc., a manufacturer of automated material handling machines for the glass, beverage and paper industries.

         ARTHUR L. WISELEY, 70, has served as an independent consultant from June 1987 to present. He served as Executive Director of Administration and Minority Supplier Development of General Motors from June 1982 until his retirement in June 1987.

         The Company's Articles of Incorporation establish the minimum number of directors at three and the maximum at fifteen, and, whenever there are nine or more directors, divide the Board of Directors into three classes (as nearly equal in number as possible). The Company proposes to add additional directors after the 1994 Annual Meeting of Shareholders if qualified candidates can be found and consent to serve. If the size of the Board is increased to nine members, the Board will be classified and at the next annual meeting of shareholders of the Company, will be elected to staggered, three-year terms. Thus, directors would be serving staggered terms, with the term of one class expiring each year. The Company's Articles of Incorporation also provide for the removal of a director during his elected term only upon the vote of the holders of two-thirds of the voting power entitled to elect a successor to the director to be removed.

Other Executive Officer

         TERENCE C. SEIKEL, 37, has served as Vice President of Finance of the Company since November 1990, as Treasurer of the Company since May 1992, as Assistant Secretary of the Company since June 1990 and as Chief Financial Officer of the Company since November 1989. He previously served as Director of Finance of the Company from June 1987 to November 1990.

         Each of the Company's executive officers serves until the next annual meeting of the Board of Directors and until his successor is elected and qualified or until his death, resignation or removal.

Meetings and Committees of the Board of Directors

         During 1993, the Board of Directors held one meeting, and took action by unanimous written consent on six occasions.

         The Board of Directors of the Company has an Executive Committee, Compensation Committee and Audit Committee, but does not have a Nominating Committee.

         The Executive Committee, which held no meetings but took action by unanimous written consent on one occasion during 1993, has the authority to exercise all of the authority of the Board of Directors in the management of the Company, except for the power to fill vacancies occurring in the Board of Directors or in any committee during intervals between meetings of the Board of Directors and subject to such limitations as are imposed by law. The Executive Committee may also from time to time formulate and recommend to the Board of Directors for approval general policies regarding the management of the business and affairs of the Company. Ronald T. Larizza, Edward L. Sawyer, Jr. and Edward W. Wells are the members of the Executive Committee.

         The Compensation Committee, which held no meetings in 1993, but took action by unanimous written consent on one occasion during 1993, has the authority to determine the salaries, bonuses and other compensation of the executive officers of the Company and its consolidated subsidiaries. It also administers the Company's Stock Incentive Plan. Frank E. Blazey, Charles Fazio and Arthur L. Wiseley are the members of the Compensation Committee.

         The Audit Committee, which held one meeting in 1993, has the authority to recommend to the Board of Directors the independent accountants to audit the Company's financial statements, to meet with the independent accountants and review the Company's financial statements, results of audits and fees charged. Charles Fazio, Frank E. Blazey and Arthur L. Wiseley are the members of the Audit Committee.

Executive Compensation

         Summary Compensation Table

         The following table sets forth information for each of the fiscal years ended December 31, 1993, 1992 and 1991 concerning the compensation of the Company's Chief Executive Officer and of each of the Company's other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                           Annual Compensation
                                                             -----------------------------------------------
                                                                                                   Other
                                                                                                  Annual         All Other
                                                                                                  Compen-         Compen-
          Name and                                                                                sation          sation
     Principal Position                            Year     Salary ($)           Bonus ($)          ($)             ($)
     ------------------                            ----     ----------           ---------        -------         ---------

Ronald T. Larizza, President                       1993        430,000              60,000         21,221(1)        39,505(2)
Chief Executive Officer and                        1992        430,000               -0-             -0-              -0-
Director                                           1991        365,500               -0-             -0-              -0-

Edward W. Wells, Vice                              1993        200,000             100,000         10,237(1)        12,924(2)
President, Chief Operating                         1992        200,000              50,000           -0-              -0-
Officer and Director                               1991        200,000              25,000           -0-              -0-

Terence C. Seikel, Vice                            1993        150,000              60,000          6,116(1)         8,948(2)
President of Finance, Chief                        1992        125,000              25,000           -0-              -0-
Financial Officer and                              1991        100,000              25,000           -0-              -0-
Treasurer

- ------------------------
(1) The amounts for 1993 represent the payments of amounts to Messrs. Larizza, Wells and Seikel to pay the taxes on (i) the income resulting from the Company's payment of insurance premiums on their behalf, as described in note
(2) below, and (ii) the tax reimbursement payments.

(2) The amount shown for 1993 represents total amounts paid in insurance premiums for life insurance for Messrs. Larizza, Wells and Seikel in the fiscal year ended December 31, 1993 pursuant to split dollar insurance arrangements between each of them and the Company.

       Compensation of Directors.

       The Company compensates each director who is not an officer or employee of the Company or any of its subsidiaries in cash in the amount of $1,500 for attending each meeting of the Board of Directors and each meeting of any committee thereof which does not occur on the same day as a Board meeting. In addition, directors are reimbursed for any expenses incurred as a result of meetings of the Board or any committee thereof.

       Employment Contracts and Termination of Employment and Change-in-Control Arrangements.

       Employment Agreement. On March 10, 1994, the Company's Board of Directors approved an Employment Agreement with Mr. Larizza. Pursuant to the agreement, Mr. Larizza is employed as the President and Chief Executive Officer of the Company, reporting to the Company's Board of Directors, for a term of five years, unless earlier terminated as a result of Mr. Larizza's death or disability or by either party upon thirty days notice. The term will be automatically continuously renewed such that the remaining term of the agreement will always be five years, unless earlier terminated as described above.

       Mr. Larizza's annual salary under the agreement is $500,000, and such amount will be increased on January 1 each year during the term by the greater of five percent and an amount determined by the Company's Compensation Committee. Mr. Larizza will also receive a bonus each year in an amount equal to the greater of one percent of the Company's consolidated operating income and an amount determined by the Company's Compensation Committee. Mr. Larizza is entitled to various fringe benefits under the agreement to the extent applicable to similar executive officers of the Company. In addition, the Company has also agreed to nominate, recommend and otherwise support Mr. Larizza for election as a director of the Company at each shareholders' meeting during the term of the agreement, and, if the agreement is terminated by the Company or Mr. Larizza, during the five years after such termination (the "Period").

       If Mr. Larizza's employment is terminated as a result of Mr. Larizza's death or disability, Mr. Larizza will be entitled to receive an amount equal to the lesser of five years of his then current salary or $1 less than three times his average annual salary and bonus over the prior five years, paid at the times it would have otherwise been paid or in a discounted lump sum, at Mr. Larizza's or his personal representative's discretion. If Mr. Larizza's employment is terminated by notice from the Company or if Mr. Larizza terminates his employment because the Company fails to comply with any term or provision of the agreement, Mr. Larizza will be entitled to receive an amount equal to $1 less than three times his average annual salary and bonus over the prior five years, paid at the times it would have otherwise been paid or in a discounted lump sum, at Mr. Larizza's discretion. If Mr. Larizza's employment is terminated by Mr. Larizza other than as a result of the Company's failure to comply with any term or provision of the agreement, Mr. Larizza will not be entitled to receive any amount under the agreement as a result of such termination.

       Larizza Split-Dollar Agreement. The Company and Mr. Larizza have entered into an agreement dated as of April 22, 1993, pursuant to which the Company will pay the premiums relating to specified life insurance policies. During the three-year term of the agreement, the Company will pay each premium on the insurance policies and an amount necessary to pay the taxes incurred by Mr. Larizza and the trust owning the policy as a result of the Company's payments under the agreement. Such payments will continue after the term of the agreement, at Mr. Larizza's request. Such payments will terminate if Mr. Larizza's employment is terminated for cause.

       During the term of the agreement, the Company has the right to recover the premiums it has paid from the cash surrender proceeds or the death or maturity benefit proceeds of the policies, if any. The Company's right to recover such premiums lapses on the third anniversary date of the agreement if Mr. Larizza provides substantial services to the Company until the earlier of
(i) the third anniversary of the agreement, (ii) Mr. Larizza's incapacity,
(iii) Mr. Larizza's involuntary termination of employment for a reason other than cause, or (iv) termination of Mr. Larizza's employment because the Company does not comply with any agreed upon terms or conditions of Mr. Larizza's employment. The Company will pay to Mr. Larizza and the trust owning the policy an amount sufficient to cover income taxes incurred as a result of such lapse and such payment.

       Wells and Seikel Split-Dollar Agreements. The Company has also entered into Split-Dollar Agreements, dated as of April 22, 1993 and effective as of January 29, 1993, with Messrs. Wells and Seikel, pursuant to which the Company will pay the premiums relating to specified life insurance policies. During the term of the agreements, the Company will pay each premium on the insurance policies and an amount necessary to pay the taxes incurred by Messrs. Wells and Seikel, respectively, as a result of the Company's payments under the agreement. The Company is entitled to receive $300,000 and $250,000 from the death proceeds of the policies if Mr. Wells or Mr. Seikel, respectively, dies while the agreement is in force. In addition, if the policies are surrendered during the term of the agreements, the Company would receive (i) 100% of the policy's surrender value, if the policy is surrendered within two years of the effective date of the agreement, (ii) 50% of the policy's surrender value, if the policy is surrendered before three years after the effective date of the agreement, (iii) 25% of the policy's surrender value, if the policy is surrendered before four years after the effective date of the agreement, and
(iv) none of the policy's surrender value, if the policy is surrendered at least four years after the effective date of the agreement.

       Either agreement will terminate on the earliest of (i) termination of Mr. Wells' or Mr. Seikel's respective employment for cause, (ii) the date Mr. Wells' or Mr. Seikel's respective employment is voluntarily terminated by the employee, except after Mr. Larizza ceases to have a majority of the voting power in the election of the Company's directors or as a result of the employee's disability, (iii) the date of Mr. Wells' or Mr. Seikel's respective death, and (iv) eleven years after the effective date of the agreement.

       Compensation Committee Interlocks and Insider Participation.

       During the year ended December 31, 1993, Messrs. Blazey, Fazio and Wiseley served as the sole members of the Company's Compensation Committee. None of the members of the Compensation Committee was, during the year ended December 31, 1993, an officer or employee of the Company or any of its subsidiaries, or a former officer of the Company or any of its subsidiaries.

       Mr. Fazio has the following relationship with the Company. He is the Chairman of the Board and Chief Executive Officer of Fazio & Associates, Inc., a manufacturers' representative for automobile parts companies, which earned approximately $2,173,000 from the Company as sales commissions in 1993.

       Board Compensation Committee Report on Executive Compensation

       General. The Compensation Committee's overall compensation policy applicable to the Company's executive officers is to provide a compensation package that is intended to attract and retain qualified executives for the Company and to provide them with incentives to achieve Company goals and increase shareholder value. The Compensation Committee implements this policy through salaries and bonuses. The Committee's policy is to compensate executive officers in a manner that permits the Company to take any permitted federal income tax deduction for such compensation, (i) by including a provision in Mr. Larizza's employment agreement deferring any payment to Mr. Larizza that would not be deductible by the Company for federal income tax purposes, which amounts would not be payable until they are deductible by the Company, and (ii) by complying with current treasury regulations exempting deductions received upon exercise of stock options from the $1,000,000 cap on executive compensation deductions under Section 162(m) of the Internal Revenue Code of 1986, as amended.

       Salaries. The Compensation Committee's policy is to provide salaries that are comparable to those of similar executive officers in companies in the automotive supply industry in order to attract and retain qualified executives and that compensate employees for their individual contributions and performance. The Compensation Committee determines comparable salaries through its subjective evaluation of (i) its members' knowledge of salaries paid by other companies, (ii) management's research regarding what is paid by other companies deemed comparable (based primarily on the company's principal line of business and sales) to the Company and about which management has information, (iii) its members' views of the experience and responsibility of the executive, and (iv) management's recommendations. The Committee also considers the Company's financial resources and sales and earnings prospects. The Company's financial resources at the beginning of 1993 was one of the factors causing the Committee not to recommend any salary increase for Messrs. Larizza and Wells for 1993. No specific weight is given to any of these factors, and the Committee does not collectively determine their relative importance, although it agreed with management's recommendations for fiscal 1993 salaries. The Committee does not specifically target any particular level in the range of salaries paid by other companies in determining what is comparable. Based solely on information available to management regarding what is paid by other companies deemed comparable to the Company, the Company believes the salaries of its executive officers are at or near the median of the range of salaries paid to similar executives in companies it deems comparable.

       Bonuses. The Compensation Committee's policy is to recommend annual discretionary bonuses it deems appropriate to the Company's executive officers in amounts based on the Compensation Committee's subjective evaluation of the Company's performance and achievements (which in 1993 included record earnings), the executive's individual performance and achievements during the year, the executive's salary, bonuses paid in prior years, the Company's financial resources and sales and earnings prospects and management's recommendations. The Compensation Committee does not use any specific weighting of these factors. These bonuses are intended to provide executive officers with incentives to achieve the Company's financial and operational goals, increase shareholder value and act as a team. The Company exceeded its net income goal in 1993. Bonuses are also intended to recognize the executive's individual contributions to the Company.

       1993 Compensation Decisions Regarding Ronald T. Larizza. The Compensation Committee recommended that Mr. Larizza's salary remain at $430,000 in 1993 based on its subjective evaluation of the factors described in "Salaries" above, including the Committee's subjective evaluation of what is appropriate for a chief executive officer with Mr. Larizza's experience and responsibility, the Committee members' knowledge of compensation of executives at other companies, the Company's financial resources at the beginning of 1993 and management's recommendation. Based solely on information available to management regarding what is paid by other companies deemed comparable to the Company, the Company believes that Mr. Larizza's 1993 salary is at or near the median of the range of salaries paid to chief executive officers at companies it deems comparable, and the salary recommended by the Committee agreed with management's recommendation. The Compensation Committee also recommended that Mr. Larizza receive a $60,000 bonus for 1993, based on its subjective evaluation of the factors described in "Bonuses" above, including the Company's 1993 net income, which was the highest in the Company's history, Mr. Larizza's 1993 salary, which was not increased from his 1992 salary and was below his 1990 salary, the lack of any bonuses paid to Mr. Larizza in the prior three years, its judgment of the Company's prospects and management's recommendation.

       In addition, during 1993, the Compensation Committee recommended that the Company enter into split dollar insurance arrangements with its executive officers, including Mr. Larizza. The arrangement primarily requires the Company to pay the premiums, and Mr. Larizza's income taxes resulting from such payments, on $2,000,000 of life insurance for Mr. Larizza's benefit. The Company's right to recover such premiums from the proceeds of the policy generally terminates after Mr. Larizza provides three years of service to the Company, among other events. The Committee recommended approval of the arrangement based on its subjective judgment that the amount and nature of the benefit were appropriate given Mr. Larizza's position, the Company's return to profitability, Mr. Larizza's other compensation, the cost of the arrangement to the Company ("See Summary Compensation Table"), the additional incentive for Mr. Larizza to continue to provide services to the Company, management's recommendation and its desire to permit Mr. Larizza to focus his attention on performing his duties to the Company, rather than on his estate planning.

                                                   By The Compensation Committee

                                                   Frank E. Blazey, Jr.
                                                   Charles Fazio
                                                   Arthur L. Wiseley

       Performance Graph

       The following line graph compares for the fiscal years ended December 31, 1989, 1990, 1991, 1992 and 1993 (i) the yearly cumulative total shareholder return (i.e., the change in share price plus the cumulative amount of dividends, assuming dividend reinvestment, divided by the initial share price, expressed as the resulting value of a $100 investment) on the Company's common stock, with (ii) the cumulative total return of the Russell 2000, and with
(iii) the cumulative total return of the Value Line Auto Parts: Original Equipment Industry Index:

                     Comparative Five-Year Total Returns*
                    Larizza Ind, Russell 2000, Peer Group
                    (Performance results through 12/31/93)



                  LII                RUSSELL 2000            Peer Group
                --------            ------------             ----------
1988            $100.00                $100.00                $100.00
1989            $ 24.56                $116.24                $ 98.53
1990            $ 10.53                $ 93.57                $ 90.72
1991            $ 14.04                $136.66                $116.00
1992            $ 35.09                $161.81                $174.46
1993            $110.53                $192.41                $237.66
- ----------------

Assumes $100 invested at 12/31/88 in LII common stock, Russell 2000, and Peer Group
* Cumulative total return assumes reinvestment of dividends.
**Value Line Auto Parts: Original Equipment


Certain Transactions

       Notes Receivable From Messrs. Larizza and Sawyer. Mr. Larizza and Mr. Sawyer, directors, executive officers and principal shareholders of the Company, have notes payable to the Company. These notes were originally given by Mr. Larizza and Mr. Sawyer when they were the sole shareholders of the Company to repay amounts advanced by the Company to Mr. Larizza, Mr. Sawyer and Trident Coatings, Inc. ("Trident"), a corporation wholly-owned by Mr. Larizza and Mr. Sawyer, at various times prior to the Company's 1987 initial public offering. The Company made these advances in order to induce Trident to continue to provide manufacturing services to a former subsidiary of the Company. During 1990 and 1991, the Company made certain non-interest bearing personal loans (the "Loans") to Mr. Larizza and Mr. Sawyer. During 1992, the Company made additional advances to Mr. Larizza and Mr. Sawyer, which totalled $70,106 and $35,158, to pay certain of their personal loan obligations.

       As of December 31, 1993, the Company, Mr. Larizza and Mr. Sawyer replaced the then existing notes with new notes (the "New Notes"). Mr. Larizza's and Mr. Sawyer's New Notes are in the principal amounts of $1,468,827 and $667,250, respectively, (the outstanding balances of their notes as of December 31, 1993, including the Loans and advances made to Mr. Larizza and Mr. Sawyer plus accrued interest through December 31, 1993), bear interest at 5.97% a year, and are payable in yearly installments of $143,455.66 and $65,168.19, respectively, from December 31, 1996 through December 31, 2005, with approximately $1,120,472 and $509,001, respectively, in balloon payments due December 31, 2006, assuming no prepayments. The maximum amount of indebtedness outstanding under the New Notes during 1993 was approximately $2,136,077. As of March 1, 1994, the aggregate amount outstanding under these New Notes was approximately $1,483,001 and $673,689 for Mr. Larizza and Mr. Sawyer, respectively.

       Sales Commissions to Mr. Fazio. See "Executive Compensation - Compensation Committee Interlocks and Insider Participation" for a description of sales commissions paid to Mr. Fazio, a director of the Company.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

       To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1993 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that (i) one amended initial ownership report was filed late by Mr. Charles Fazio, and
(ii) one report, covering one transaction, was filed late by The Chicago-Tokyo Bank.

                               II.  OTHER MATTERS

Independent Public Accountants

       KPMG Peat Marwick ("Peat Marwick") were the Company's independent public accountants for the fiscal year ended December 31, 1993. The Company has not yet completed its review of its accountants, and consequently no selection of independent public accountants for the fiscal year ended December 31, 1994 has yet been made. A representative of Peat Marwick is expected to be present at the Meeting and will have the opportunity to make a statement if he desires to do so. The representative will also be available to respond to appropriate questions from shareholders.

Shareholder Proposal Deadline

       A shareholder proposal intended to be presented at the 1995 Annual Meeting must be received by the Company on or before December 16, 1994 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Such proposal should be addressed to Secretary, Larizza Industries, Inc.

Other Business

       The Company is not aware of any matters to be brought before the Meeting except those set forth in the attached Notice of Annual Meeting of Shareholders. However, if any other matters are properly presented at the Meeting for action to be taken thereon, it is the intention of the proxy holders named in the enclosed form of proxy and acting thereunder to vote on such matters in their discretion in accordance with their best judgment.

       Shareholders are urged to specify their choice on the matters to be voted on at the Meeting and to date, sign and return the enclosed proxy in the envelope provided. A prompt response is helpful and your cooperation will be appreciated.

                                              By order of the Board of Directors


                                              RONALD T. LARIZZA
                                              President and Chief
                                              Executive Officer

Troy, Michigan
April 15, 1994

- --------------------------------------------------------------------------------
                                FORM 10-K REPORT

       IN ADDITION TO ITS ANNUAL REPORT TO SHAREHOLDERS, THE COMPANY FILES AN ANNUAL REPORT WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K. SHAREHOLDERS MAY, WITHOUT CHARGE, OBTAIN A COPY WITHOUT EXHIBITS BY WRITING TO THE COMPANY, ATTENTION: SHAREHOLDER RELATIONS, LARIZZA INDUSTRIES, INC., 201 WEST BIG BEAVER ROAD, SUITE 1040, TROY, MICHIGAN 48084.

- ------------------------------------------------------------------------------------------------------------------------------------
                                                     LARIZZA INDUSTRIES, INC.

                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       FOR THE ANNUAL MEETING OF SHAREHOLDERS, MAY 31, 1994

        The undersigned hereby appoints Ronald T. Larizza, Edward L. Sawyer, Jr. and Terence C. Seikel, or any of them, as Proxies, each with the power of substitution and resubstitution, to vote all shares of common stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on May 31, 1994 or any adjournment thereof as specified below on the matters described in the Company's Proxy Statement dated April 15, 1994.

1. ELECTION OF SIX DIRECTORS

   / / FOR ALL NOMINEES LISTED BELOW                      / / WITHHOLD AUTHORITY
       (except as marked to the contrary below)               (to vote for all nominees listed below)

        (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK SPACE NEXT TO THE NOMINEE'S NAME BELOW.)

                      / / Ronald T. Larizza                             / / Charles Fazio
                      / / Edward L. Sawyer, Jr.                         / / Frank E. Blazey, Jr.
                      / / Edward W. Wells                               / / Arthur L. Wiseley


2. In their discretion with respect to any other matters that may properly come before the meeting.
                  (Continued and to be signed on reverse side.)
- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES LISTED HEREON. IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE
MEETING FOR ACTION TO BE TAKEN THEREON, THIS PROXY WILL BE VOTED ON SUCH MATTERS BY THE PERSONS NAMED AS PROXIES HEREIN IN
ACCORDANCE WITH THEIR BEST JUDGMENT.


                                                                           Dated                                        , 1994
                                                                                 --------------------------------------

                                                                           -----------------------------------------------------
                                                                                                Signature

                                                                           -----------------------------------------------------
                                                                                       Signature if Held Jointly

                                                                      (IMPORTANT: PLEASE SIGN NAME EXACTLY AS IT APPEARS HEREON
                                                                      INDICATING, WHERE PROPER, OFFICIAL POSITION OR REPRESENTATIVE
                  PLEASE MARK, SIGN, DATE AND                         CAPACITY. IN CASE OF JOINT HOLDERS, BOTH SHOULD SIGN.)
                RETURN THIS PROXY PROMPTLY USING
                     THE ENCLOSED ENVELOPE


- -----------------------------------------------------------------------------------------------------------------------------------